EXHIBIT 10.2

Option Agreement
(English Translation)

Junsheng Wang, a citizen of the People’s Republic of China (“PRC”), Identification Card No.: 142226600516171(hereinafter “Party A” or “Shareholder”).

Shanxi Bestlink Management Consulting Co., Ltd., a legal person under the laws of the PRC, with its legal address 8/F, Beicang Building, Jianshe North Road No76, Taiyuan, Shanxi Province, PRC, its facsimile number as 0351-4656787, and its legal representative as Beicang Hou (hereinafter “Party B” or “Option Holder”).

Shanxi Changchi Enterprise Co., Ltd., a legal person under the laws of the PRC, with its legal address Liuxiang South Road No48,Taiyuan City, Shanxi Province, PRC, its facsimile number as 0351-4656981, and its legal representative as Beicang Hou (hereinafter “Party C”).

Fanshi County Xinyu Iron Resource Co., Ltd., a legal person under the law of the PRC, with its legal address in the Village of Daying, Shanxi Province, PRC, its facsimile number as 0350-5527852, and its legal representative as Junsheng Wang (hereinafter “Party D” or “Company”).

Party A is the legal holder and beneficiary of the shares (the “Shares”) to be optioned hereunder.

The parties hereto have agreed to enter into certain agreements for loan, operation and services, and will execute those agreements concurrently with this option agreement (the “Agreement”).

As guarantee of Party B’s rights in the above-described agreements, Party A hereby grants Party B an option, and the parties agree as follows as of January 5, 2006:

Article 1 Definition

Unless otherwise provided, the following terms shall be defined as follows in this Agreement:

“Option”: shall refer to the option set forth in Section 2.1 of this Option Agreement;

“Encumbrances”: shall refer to all encumbrances, including lien, mortgage, and pledge, attached to the option;

“Exercise Period”: shall be from the effective date of this Option Agreement to the earlier of (a) December 31, 2025; (b) the establishment of a liquidation committee by the Company.

“Optioned Shares”: shall refer to all or any of the Shares that Party A owns in the Company.

“Method of Option Exercise”: shall be determined by the documents signed jointly by Party A and Party B from the effective date of this Option Agreement through the Exercise Period.

“Parties”: shall refer collectively to Party A, Party B, Party C, and Party D.

Article 2 Application and Exercise of Option Rights

2.1  In consideration of the financial support and management services to be provided by Party B, Party A hereby grants Party B or its designee the Option to acquire all or any of the Shares of Party A during the Exercise Period in accordance with this Agreement.

2.2  At any time during the Exercise Period, Party B may notify Party A in writing (the “Initial Notice”) of its intention to exercise the Option. Within 5 working days of the Initial Notice, Party A shall communicate to Party B in writing as to Party B’s shortcomings as to the disclosures and promises that it made (“Disclosure Letter”). Party B may exercise the Option within 5 working days of its receipt of the Letter or within 15 working days after the Initial Notice, and shall issue a notice to Party A regarding the exercise of option (“Option Exercise Notice”). The transfer of the Optioned Shares shall become effective 3 days from the date of the Option Exercise Notice (“Exercise Date”), and the Disclosure Letter shall be Party A’s disclosures and promises. The Disclosure Letter may be revised upon mutual consent of Party A and Party B.

2.3  Within two days of the Exercise Date (in accordance with Beijing Time), Party A and Party B shall execute the agreement to transfer the Optioned Shares (“Share Transfer Agreement”). The exercise price shall be Party A’s original paid-in price of the Optioned Shares, or a different price agreed to by the parties, provided that any such price cannot exceed the appraisal price of a PRC register capital appraiser. On the Exercise Date, Party A shall transfer to Party B the Optioned Shares, and Party B shall have no obligation to pay until the transfer of the Optioned Shares is effective.

2.4  Party C and Party D hereby consent to this Agreement, and hereby forfeit any rights, including preferential rights, that they may have contractually or be legally entitled to with respect to the Option, and shall cooperate as necessary to facilitate in the transactions contemplated herein, including the execution of all documents to evidence their consent hereto. Party D hereby consent to this Agreement and shall cooperate with the other parties as necessary.

2.5 If Party A attempts to transfer the Shares, Party B shall have the right of first refusal with respect to these shares, upon the same terms and conditions of the attempted transfer.

Article 3 Representations and Warranties

3.1  Party A hereby represents and warrants to Party B as follows:

3.1.1  Party A is the legal holder and beneficiary of the Optioned Shares;

3.1.2  Except for this Agreement, the Optioned Shares have no Liabilities and are not subject to any other option and/or similar arrangements.

3.1.3  Party A has the authority to enter into this Agreement, including all necessary authorization and approval of third parties, if any. In entering into this Agreement, Party A will not be in breach of the Company’s bylaws or any applicable laws, regulations, orders or agreements.

3.1.4  During the Exercise Period, Party A may not, without Party B’s express written consent, encumber or cause to be encumbered the Optioned Shares in any way.

3.1.5  Party A agrees and acknowledges that Disclosure Letter will be its disclosures and promises under the Share Transfer Agreement. Accordingly, from the execution of this Agreement until the execution of the Share Transfer Agreement, Party A shall not take any action that may render the disclosures and promises of the Disclosure Letter untrue or inaccurate, and in the event that any such action is taken, shall notify Party B in writing within 2 days of taking the action.

3.1.6  Party A shall maintain the existence and normal operations of the Company, and shall not amend the Company bylaws or other documents.

3.1.7  Party A will borne all expenses incurred in connection with the transactions contemplated herein.

3.1.8  Party A hereby acknowledges the efforts and expenses incurred by Party B in connection with this Agreement, and agrees that in the event of breach by Party A, liquidated damages in the sum of RMB 8 million represents a fair and equitable sum for Party B’s damages. Party A further acknowledges that in addition to the liquidated damages, Party B may elect to continue this Agreement.

3.2  Party B hereby represents and warrants that it is authorized to enter into this Agreement.

Article 4 Validity of Agreement

This Agreement is effective upon the parties’ execution and seal. If no Option Exercise Notice is issued on or before the last day of the Exercise Period, this Agreement shall automatically terminate on the last day of the Exercise Period.

Article 5 Authorization

5.1  To carry out the terms of this Agreement, Party A hereby irrevocably grants Party B the authority to sign on its behalf any and all necessary documents and to comply with any and all other formalities, and Party A may provide Party B with the necessary proxy to effectuate this herein provision, which proxy shall exclude all matters beyond the scope of this Agreement. Said proxy shall automatically terminate 90 days from the termination date of this Agreement.

5.2  From the effective date of this Agreement until December 31, 2025, Party A hereby irrevocably and without condition entrust Party B or its designee with all of Party A’s voting rights as a shareholder of the Company. Party B shall have complete autonomy to exercise such rights, including the election of Company management and all other matters.

Article 6 Confidentiality

6.1  The parties shall maintain in confidence all matters relating to a transfer of the Optioned Shares.

6.2  If any party breaches the confidentiality obligation, said party shall be liable for all resulting damages to the other parties and to the Company.

Article 7 Breach

7.1  A breaching party shall pay the non-breaching party the sum of RMB 1 million as penalty for breach of the confidentiality provision or any of the party’s representations and warranties.

7.2  Party A hereby agrees and acknowledges that the terms of this Agreement, including Article 5 above, are crucial to Party B and its business objectives, and Party A hereby agrees that in the event of its breach of this Agreement, Party B may elect to have Party A specifically perform its obligations thereto.

7.3 If the terms of this Agreement cannot ultimately be performed, the breaching party shall be liable for all the direct economic damages of the non-breaching party. If the damages cannot be determined, then the breaching party shall pay as penalty to the non-breaching party a sum equal to twenty percent of the price of the Optioned Shares.

Article 8 Resolutions Applicable to Law and Disputes

8.1  This Agreement shall be governed by the laws of the PRC.

8.2  The parties shall strive to settle any dispute arising from this Agreement through friendly consultation. In case no settlement can be reached through consultation, either party may submit the dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The losing side shall bear all arbitration-related fees.

Article 9 Other conditions

9.1  If any clause of this Agreement is determined to be invalid or non-enforceable, such clause shall be deemed invalid only with respect to the affected clauses, and without affecting other clauses of the Agreement in any way.

9.2 Notices pursuant to this Agreement shall be written in Chinese and shall be delivered or sent by mail, telegram or facsimile transmission to the address of the relevant party set forth below. A party shall provide written notice of any change in address or facsimile number within 10 days prior to the change.

Party A: Junsheng Wang
Address: Daying Town South, Fanshi County, Shanxi Province, PRC
Facsimile: 0350-5582700
Attention: Junsheng Wang

Party B: Shanxi Bestlink Management Consulting Co., Ltd.
Address: 8/F, Beicang Building, Jianshe North Road No76, Taiyuan, Shanxi Province, PRC
Facsimile: 0351-4656787
Attention: Beicang Hou

Party C: Shanxi Changchi Enterprise Co., Ltd.
Address: Liuxiang South Road No48,Taiyuan City, Shanxi Province, PRC
Facsimile: 0351-4656981
Attention: Beicang Hou

Party D: Fanshi County Xinyu Iron Resource Co., Ltd.
Address: Daying Town South, Fanshi County, Shanxi Province, PRC
Facsimile: 0350-5582700
Attention: Junsheng Wang

The date when the notice is deemed duly served shall be determined as follows: (a) a notice delivered personally or mailed is deemed duly served upon the delivery, (b) a notice sent by facsimile transmission is deemed duly served upon the completion of the transmission, except that if the notice is transmitted on a non-work day, the notice is deemed duly served upon the first work-day thereafter.

9.3  This Agreement and any attachment thereto constitute the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all previous agreements or understanding. No amendment of this Agreement shall be valid unless it is in writing and signed by the Parties.

9.4  This Agreement shall be in Chinese, with 6 copies, two each to Party A and Party B, and one each to Party C and Party D.

Party A:

/s/ Junsheng Wang

Junsheng Wang
Date: January 5, 2006

Party B:
Shanxi Bestlink Management Consulting Co., Ltd.

/s/ Beicang Hou

Legal Representative
Date: January 5, 2006

Party C:
Shanxi Changchi Enterprise Co., Ltd.

/s/ Beicang Hou

Legal Representative
Date: January 5, 2006

Party D:
Fanshi County Xinyu Iron Resource Co., Ltd.

/s/ Junsheng Wang

Legal Representative
Date: January 5, 2006